                                                                      EXHIBIT 11

                         DREYER'S GRAND ICE CREAM, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                   (unaudited)

                                                 Thirteen Weeks Ended             Thirty-Nine Weeks Ended
                                             ------------------------------   -------------------------------
(In thousands, except per share amount)      Sept. 28, 1996  Sept. 30, 1995   Sept. 28, 1996   Sept. 30, 1995
                                             --------------  --------------   --------------   --------------
PRIMARY
Net income applicable to common stock            $ 2,055        $   893          $ 6,260          $ 4,879

Weighted average number of shares of common
   stock outstanding                              13,340         12,873           13,216           13,410
                                                 -------        -------          -------          -------

Net income per share, as reported                $   .15        $   .07          $   .47          $   .36
                                                 =======        =======          =======          =======
Weighted average number of shares of common
   stock outstanding                              13,340         12,873           13,216           13,410

Common stock equivalent--assumed exercise of
   common stock options and warrants                 148            788              251              280
                                                 -------        -------          -------          -------
Weighted average number of shares of common
   stock outstanding, including common stock      13,488         13,661           13,467           13,690
   equivalents                                   =======        =======          =======          =======

Net income per common share                      $   .15(1)     $   .07          $   .46(1)       $   .36
                                                 =======        =======          =======          =======

FULLY DILUTED
Net income applicable to common stock            $ 2,055        $   893          $ 6,260          $ 4,879

Add preferred dividends on
   redeemable convertible Series B preferred
   stock, due June 2001, and accretion of
   preferred stock to redemption value             1,250            661            3,749              661

Add interest expense on convertible
   subordinated debentures issued June 1993,
   and amortization of related issuance costs,
   net of tax                                                       533                             2,571
                                                 -------        -------          -------          -------
Adjusted net income                              $ 3,305        $ 2,087          $10,009          $ 8,111
                                                 =======        =======          =======          =======
Weighted average number of shares of common
   stock outstanding                              13,340         12,873           13,216           13,410

Common stock equivalent--assumed exercise of
   common stock options                              148            829              251              829

Assumed conversion of preferred stock              2,900          2,900            2,900            2,900
                                                 -------        -------          -------          -------
Adjusted shares                                   16,388         16,602           16,367           17,139
                                                 =======        =======          =======          =======
Net income per common share                      $   .20(2)     $   .13(2)       $   .61(2)       $   .47(2)
                                                 =======        =======          =======          =======

 (1)  This calculation is submitted in accordance with Regulation S-K item 601
      (b) (11) although it is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(2)   This calculation is submitted in accordance with Regulation S-K item 601
      (b) (11) although it is contrary to APB Opinion No. 15 because it produces an anti-dilutive effect.